UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 18, 2009

CMR Mortgage Fund II, LLC

(Exact name of registrant as specified in its charter)

California	000-52903	20-0671528
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

62 First Street, 4th Floor San Francisco, California	94105
(Address of principal executive offices)	(Zip Code)

(415) 974-1100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01        Other Events.

On March 31, 2009, CMR Mortgage Fund II, LLC (the “Fund”) filed a voluntary Chapter 11 petition pursuant to Title 11 of the United States Code thereby commencing In re CMR Mortgage Fund II, LLC, Chapter 11 case number 09-30788.  The case is pending in the U.S. Bankruptcy Court for the Northern District of California, San Francisco Division.  In the case, the Fund is the debtor in possession and no trustee has been appointed.  The Fund retains control over its assets and affairs and is authorized to operate its business within the limits of the Bankruptcy Code, 11 U.S.C. section 1107(a), Bankruptcy Rules, and applicable operating guidelines of the United States Trustee. The Fund is required to file Monthly Operating Reports with the U.S. Bankruptcy Court and the United States Trustee.  In connection therewith, attached hereto as Exhibit 99 is the Monthly Operating Report for the Month Ended August 31, 2009, filed with the U.S. Bankruptcy Court on September 18, 2009.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99	Monthly Operating Report for August 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CMR Mortgage Fund II, LLC

	By:	California Mortgage and Realty, Inc.,
its Manager

Date: September 18, 2009	By:	/s/ David Choo
Name: David Choo
Title: President

EXHIBIT INDEX

Exhibit No.	Description

99	Monthly Operating Report for August 2009